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                                                            Exhibit 10(a)


                            MODIFICATION AGREEMENT


               This Modification Agreement dated as of April 16, 1996, by and between John E. Hans ("Executive") and Interstate General Company L.P., a Delaware limited partnership (the "Company");

                              W I T N E S E T H:

          WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of September 1, 1994 (the "Employment Agreement") and a Rights Agreement dated as of September 1, 1994 (the "Rights Agreement"); and

          WHEREAS, in recognition of the Executive's performance and increase in responsibilities, the Company and the Executive wish to modify the Employment Agreement and the Rights Agreement, and to provide the Executive additional incentive compensation;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Amendments to Employment Agreement. The Employment Agreement is hereby amended as follows:

               (a) Section 4(f) of the Employment Agreement is hereby amended and restated in its entirety as follows:

               (f) Specified Benefits. In addition to benefits to which the Executive is eligible under subsection (c) of this section, during the term of his employment hereunder, the Company shall (i) provide for the Executive's use an automobile approved by the Company's President, and (ii) pay all of the Executive's membership initiation fees and dues to a country club selected by the Executive and not disapproved by the Board up to a maximum of $3,000 for initiation fees and $300 per month for dues (collectively, the "Specified Benefits").

               (b) Section 9 of the Employment Agreement is hereby amended and restated in its entirety as follows:

                    9. Severance. Upon termination of the Executive's employment hereunder, all payment and benefit obligations of the Company hereunder shall immediately terminate except as follows:

                    (a) In the event of a termination of the Executive's employment due to the Executive's death or disability, the Executive, or his estate, shall continue to receive his Base Salary and benefits (excluding the Specified Benefits) for which the Executive remains eligible under the terms of the Company's benefit plans (collectively, "Severance Compensation") for a period commencing on the effective date of the Executive's termination determined by the Board (the "Termination Date") and ending six (6) months following the Termination Date; and

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                    (b)  In the event of a Qualifying Termination (defined
               below) by the Company, the Executive shall receive Severance Compensation for a period commencing on the Termination Date and ending one year following the Termination Date.

               For purposes of this Agreement, "Qualifying Termination" shall mean any termination of the Executive by the Company other than for "cause" or any termination by the Executive for "Good Reason." For purposes hereof, "cause" shall be defined as
               (1) conviction of a felony, other crime involving theft or fraud, or other crime of moral turpitude involving the Company, and/or (2) engaging in fraud or conduct with the intent of causing substantial harm to the Company. In the event the Company elects to terminate the Executive's employment for cause, such termination may be made effective immediately, and no advance notice shall be required. The decision to terminate the Executive's employment for cause must be approved by the Board of Directors.

                    For purposes of this section 9, Executive shall have
               terminated the employment for a Good Reason if:

               (a) the Executive terminates the employment relationship within 2 years following the occurrence of (i) a transaction or series of transactions which result in the transfer of fifty percent (50%) or more of the current voting control of the Company; or (ii) a transfer of all or substantially all of the assets of the Company or the merger of the Company into another entity other than an entity the voting control of which is held by the Wilson family; or

               (b) the Executive terminates the employment relationship within 6 months following the occurrence of (i) the Company materially reducing, diminishing, terminating or otherwise impairing the Executive's duties, titles and/or responsibilities without the Executive's consent, or without cause; (ii) the Company instructing the Executive despite his written objection delivered to the Board of Directors to take any action which is in violation of any law, ordinance or regulation or would require any act of dishonesty or moral turpitude; or (iii) the Company committing a material breach of any of the provisions of this Agreement.

          2. Amendments to Rights Agreement. The Rights Agreement is hereby amended as follows:

                    (a) In section 1.1 the number "40,000" shall be deleted and the number "50,000" shall be inserted in lieu thereof.

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                    (b)  In section 1.4 the table set forth therein shall be
               amended and restated as follows:

                                            Number of Rights
                        Initial              Which Become
                   Exercisability Date   Exercisable on Such Date

                   September 1, 1995           10,000
                   September 1, 1996           10,000
                   September 1, 1997           10,000
                   September 1, 1998           10,000
                   September 1, 1999           10,000

                    (c) In section 1.5 the number "8,000" shall be deleted and the number "10,000" shall be inserted in lieu thereof.

          3. Effect of Amendments. Except as expressly amended hereby, all other terms of the Employment Agreement and the Rights Agreement shall remain in full force and effect.

               IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.



                                        INTERSTATE GENERAL COMPANY L.P.

                                        By:  Interstate General Management
                                             Corporation, its Managing General
                                             Partner


                                        By:  /s/ Gregory G. Kreizenbeck
                                             ---------------------------------
                                             Name:  Gregory G. Kreizenbeck
                                             Title: President & COO



                                        EXECUTIVE


                                        /s/ John E. Hans
                                        --------------------------------------
                                        John E. Hans